As filed with the Securities and Exchange Commission on June 13, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KeyCorp	Ohio	34-6542451
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306 (216) 689-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Paul N. Harris, Esq. General Counsel and Secretary KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (216) 689-3000 (Name, address and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq. Squire, Sanders & Dempsey (US) LLP 221 East Fourth Street, Suite 2900 Cincinnati, Ohio 45202-4095 (513) 361-1200	Daniel G. Berick, Esq. Squire, Sanders & Dempsey (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114-1304 (216) 479-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered (1)(2)	Registered	Per Unit	Offering Price	Registration Fee
Debt Securities	(3)	(3)	(3)	(5)
Preferred Stock, par value $1.00 per share	(3)	(3)	(3)	(5)
Depositary Shares	(3)(4)	(3)	(3)	(5)
Common Shares, par value $1.00 per share	(3)	(3)	(3)	(5)
Warrants	(3)	(3)	(3)	(5)
Units	(3)	(3)	(3)	(5)
Total:				(3)(5)

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents.
(2)	This Registration Statement serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant, including KeyBanc Capital Markets Inc. This Registration Statement also covers contracts that may be issued by the registrant under which the counterparty may be required to purchase debt securities, preferred stock or depositary shares. Such contracts would be issued with the debt securities, preferred stock, depositary shares and/or warrants covered hereby.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(4)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.
(5)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-3000

KeyCorp

Debt Securities
Preferred Stock
Depositary Shares
Common Shares
Warrants
Units

The securities of each class may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common shares are listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 13, 2011.

Where You Can Find More Information	1
Consolidated Earnings Ratios	2
Validity of Securities	2
Experts	2
EX-4.B
EX-5.A
EX-12.A
EX-15.A
EX-23.A
EX-24.A
EX-25.A
EX-25.B

i

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2010.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

•	Current Reports on Form 8-K filed on January 25, 2011, February 24, 2011, March 18, 2011, March 23, 2011, March 24, 2011, March 25, 2011 (two reports), March 30, 2011, April 18, 2011, April 20, 2011, and May 20, 2011.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Investor Relations
(216) 689-3000

1

CONSOLIDATED EARNINGS RATIOS

The following table shows our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2010, and for each of the three-month periods ended March 31, 2011 and 2010.

For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and the cumulative effect of accounting changes, plus fixed charges by fixed charges. Fixed charges consist of:

•	consolidated interest expense, excluding or including interest on deposits, as the case may be; and

•	that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.

Three Months
Ended
	March 31,			Year Ended December 31,
	2011	2010		2010	2009		2008		2007	2006

Ratios of earnings to fixed charges
Excluding deposit interest	7.75x	(1.36x	)	4.13x	(6.39x	)	(0.44x	)	2.45x	3.05x
Including deposit interest	3.31x	0.49x		1.83x	(0.62x	)	0.58x		1.45x	1.68x
Ratios of earnings to combined fixed charges and preferred stock dividends
Excluding deposit interest	3.01x	(0.80x	)	2.47x	(3.30x	)	(0.41x	)	2.45x	3.05x
Including deposit interest	2.15x	0.42x		1.56x	(0.51x	)	0.57x		1.45x	1.68x

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp appearing in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2011 and March 31, 2010, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2011, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meanings of Sections 7 and 11 of the Act.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby.

Registration Statement filing fees		$(1)
Blue Sky fees and expenses	20,000
Printing and engraving expenses	100,000
Trustee and Depositary fees and expenses	50,000
Attorneys’ fees and expenses	250,000
Accounting fees and expenses	100,000
Miscellaneous	100,000
Total:	$620,000	(1)(2)

(1)	The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided by post-effective amendment at the time that such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

The KeyCorp Amended and Restated Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

KeyCorp is party to Change of Control Agreements with certain executive officers (including Christopher M. Gorman, Beth E. Mooney, Thomas C. Stevens and Jeffrey B. Weeden) pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer’s serving as employee, officer, or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit No.	Exhibit

1(a)	Form of Underwriting Agreement.*
1(b)	Form of Distribution Agreement.*
4(a)	Amended and Restated Articles of Incorporation of KeyCorp. Incorporated herein by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 2009.
4(b)	Amended and Restated Regulations of KeyCorp, effective May 19, 2011.
4(c)	Senior Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(c) to Registration Statement on Form S-3, Commission No. 33-58405, filed with the SEC on April 3, 1995 (“Registration Statement No. 33-58405”).
4(d)	First Supplemental Indenture to Senior Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(p) to Registration Statement on Form S-3, Commission No. 333-73380, filed with the SEC on November 15, 2001 (“Registration Statement No. 333-73380”).
4(e)	Subordinated Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit(4)(d) to Registration Statement No. 33-58405.
4(f)	First Supplemental Indenture to Subordinated Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(q) to Registration Statement No. 333-73380.
4(g)	Form of Floating Rate Senior Note.*
4(h)	Form of Fixed Rate Senior Note.*
4(i)	Form of Floating Rate Subordinated Note.*
4(j)	Form of Fixed Rate Subordinated Note.*
4(k)	Form of Senior Master Global Note.*
4(l)	Form of Subordinated Master Global Note.*
4(m)	Form of Warrant Agreement. Incorporated herein by reference to Exhibit 4(g) to Registration Statement No. 33-58405.
4(n)	Form of Warrant Certificate. Incorporated herein by reference to Exhibit 4(h) to Registration Statement No. 33-58405.
4(o)	Form of Deposit Agreement. Incorporated herein by reference to Exhibit 4(i) to Registration Statement No. 33-58405.

Exhibit No.	Exhibit

4(p)	Form of Depositary Receipt. Incorporated herein by reference to Exhibit 4(j) to Registration Statement No. 33-58405.
4(q)	Form of Share Purchase Contract.*
4(r)	Form of Unit Agreement, including form of Unit Certificate.*
5(a)	Opinion of counsel as to the validity of the securities to be registered.
8(a)	Opinion of tax counsel as to certain tax matters.*
12(a)	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
15(a)	Acknowledgement of Ernst & Young LLP.
23(a)	Consent of Ernst & Young LLP.
23(b)	Consent of counsel (included in Exhibit 5(a)).
23(c)	Consent of tax counsel (included in Exhibit 8(a)).
24(a)	Power of Attorney.
25(a)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Senior Trustee under the Senior Indenture.
25(b)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Subordinated Trustee under the Subordinated Indenture.

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (17 C.F.R. § 230.430B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 13, 2011.

KEYCORP

By:	/s/ Paul N. Harris
Name:     Paul N. Harris

Title:	General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Beth E. Mooney	Chairman and Chief Executive Officer (Principal Executive Officer)	June 13, 2011

* Jeffrey B. Weeden	Chief Financial Officer (Principal Financial Officer)	June 13, 2011

* Robert L. Morris	Chief Accounting Officer (Principal Accounting Officer)	June 13, 2011

* Edward P. Campbell	Director	June 13, 2011

* Joseph A. Carrabba	Director	June 13, 2011

* Carol A. Cartwright	Director	June 13, 2011

* Alexander M. Cutler	Director	June 13, 2011

* H. James Dallas	Director	June 13, 2011

* Elizabeth R. Gile	Director	June 13, 2011

* Ruth Ann M. Gillis	Director	June 13, 2011

* Kristen L. Manos	Director	June 13, 2011

Signature	Title	Date

* Bill R. Sanford	Director	June 13, 2011

* Barbara R. Snyder	Director	June 13, 2011

* Edward W. Stack	Director	June 13, 2011

* Thomas C. Stevens	Director	June 13, 2011

*By:	/s/ Paul N. Harris
Name:     Paul N. Harris

Title:	Attorney-In-Fact

June 13, 2011

INDEX TO EXHIBITS

Exhibits

1(a)	Form of Underwriting Agreement.*
1(b)	Form of Distribution Agreement.*
4(a)	Amended and Restated Articles of Incorporation of KeyCorp. Incorporated herein by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 2009.
4(b)	Amended and Restated Regulations of KeyCorp, effective May 19, 2011.
4(c)	Senior Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(c) to Registration Statement on Form S-3, Commission No. 33-58405, filed with the SEC on April 3, 1995 (“Registration Statement No. 33-58405”).
4(d)	First Supplemental Indenture to Senior Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(p) to Registration Statement on Form S-3, Commission No. 333-73380, filed with the SEC on November 15, 2001 (“Registration Statement No. 333-73380”).
4(e)	Subordinated Indenture between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit(4)(d) to Registration Statement No. 33-58405.
4(f)	First Supplemental Indenture to Subordinated Indenture dated November 14, 2001 between KeyCorp and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee. Incorporated herein by reference to Exhibit 4(q) to Registration Statement No. 333-73380.
4(g)	Form of Floating Rate Senior Note.*
4(h)	Form of Fixed Rate Senior Note.*
4(i)	Form of Floating Rate Subordinated Note.*
4(j)	Form of Fixed Rate Subordinated Note.*
4(k)	Form of Senior Master Global Note.*
4(l)	Form of Subordinated Master Global Note.*
4(m)	Form of Warrant Agreement. Incorporated herein by reference to Exhibit 4(g) to Registration Statement No. 33-58405.
4(n)	Form of Warrant Certificate. Incorporated herein by reference to Exhibit 4(h) to Registration Statement No. 33-58405.
4(o)	Form of Deposit Agreement. Incorporated herein by reference to Exhibit 4(i) to Registration Statement No. 33-58405.
4(p)	Form of Depositary Receipt. Incorporated herein by reference to Exhibit 4(j) to Registration Statement No. 33-58405.
4(q)	Form of Share Purchase Contract.*
4(r)	Form of Unit Agreement, including form of Unit Certificate.*
5(a)	Opinion of counsel as to the validity of the securities to be registered.
8(a)	Opinion of tax counsel as to certain tax matters.*
12(a)	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
15(a)	Acknowledgement of Ernst & Young LLP.
23(a)	Consent of Ernst & Young LLP.
23(b)	Consent of counsel (included in Exhibit 5(a)).
23(c)	Consent of tax counsel (included in Exhibit 8(a)).
24(a)	Power of Attorney.
25(a)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Senior Trustee under the Senior Indenture.
25(b)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as Subordinated Trustee under the Subordinated Indenture.

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.